                                                                     Exhibit 4.9

                                   AGRIUM INC.
                               (THE "CORPORATION")

                                STOCK OPTION PLAN
                                  (AS AMENDED)

                           Effective Date: May 8, 2002

1.    PURPOSE OF PLAN

      1.1 The purpose of the Plan is to assist directors, officers and employees of the Corporation and any Subsidiary to participate in the growth and development of the Corporation and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation that will be aligned with the interests of the shareholders of the Corporation.

2.    DEFINED TERMS

In the Plan, the following terms shall have the following meanings, respectively:

      2.1 "Board" means the board of directors of the Corporation or, if established and duly authorized to act with respect to this Plan, any committee of the board of directors of the Corporation;

      2.2 "Business Day" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

      2.3   "Corporation" means Agrium Inc.;

      2.4 "Eligible Person" means any director, officer, or employee of the Corporation or any Subsidiary; provided however, that from and after the Effective Date of this Plan as amended, only management (inside) directors, officers and employees of the Corporation or any Subsidiary shall be eligible to receive grants of Options hereunder except for special grants of Options to outside directors with shareholder approval;

      2.5 "Exchange" means The Toronto Stock Exchange and, where the context permits, any other exchange on which the Shares are or may be listed from time to time;

      2.6 "Exercise Price" means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 8;

      2.7   "Insider" means:

            (i) an insider as defined under Section 1(i) of the Securities Act (Alberta) other than a person who falls within that definition solely by virtue of being a director or officer of a Subsidiary; and

            (ii) an associate as defined under Section 1(a.i) of the Securities Act (Alberta) of any person who is an insider by virtue of (i) above;

      2.8   "Market Price" at any date in respect of the Shares shall be either:

            (i) the closing price of the Shares on the Exchange on the last Business Day preceding the date on which the Option is approved by the Board; or

            (ii) in the discretion of the Board, such price as may be determined by any mechanism for establishing the market value of the Shares approved by the Board and satisfactory to the Exchange;

      2.9   "Option" means an option to purchase Shares granted under the Plan;


      2.10 "Optionee" means an Eligible Person to whom an Option has been granted;

      2.11  "Plan" means this stock option plan, as amended from time to time;

      2.12 "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan guarantee or otherwise;

      2.13 "Shares" means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

      2.14 "Subsidiary" means any subsidiary of the Corporation within the meaning of the Canada Business Corporations Act.

3.    ADMINISTRATION OF THE PLAN

      3.1   The Plan shall be administered by the Board.

      3.2 The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:

            (a) establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

            (b) interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes on the Corporation and the Optionee;

            (c)   grant Options;

            (d)   determine which Eligible Persons are granted Options;

            (e)   determine the number of Shares covered by each Option;

            (f) determine the Exercise Price, provided however that the Board shall not have the authority to change the Exercise Price, or take any action that would result in the repricing, of any granted Options;

            (g) determine the time or times when Options will be granted and exercisable;

            (h) determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

            (i) prescribe the form of documents relating to the grant, exercise and other terms of Options.

4.    SHARES SUBJECT TO PLAN

      4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 8, shall not exceed 11,550,625. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

5.    ELIGIBILITY, GRANT AND TERMS OF OPTIONS

      5.1 Options may be granted to directors, officers or employees of the Corporation or of any Subsidiary, provided however, that from and after the Effective Date of this Plan as amended, only management (inside) directors, officers and employees of the Corporation or any Subsidiary shall be eligible to receive grants of Options hereunder except for special grants of Options to outside directors with shareholder approval.

      5.2 Subject to, and except as herein and as otherwise specifically provided for in this Plan, the number of Shares subject to each Option, the Exercise Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided however, that if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

            (a) the period during which an Option shall be exercisable shall be ten years from the date the Option is granted to the Optionee;

            (b) the Option shall vest as to 25% of the number of Shares granted by such Option on each of the first through fourth anniversaries of the grant of such Option; and

            (c) the Exercise Price shall be deemed to be the closing price of the Shares on the last Business Day preceding the date on which the Option is granted by the Board.

      5.3 The Exercise Price on Shares that are subject to any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

      5.4 The total number of Shares to be optioned to any Optionee under this Plan shall not exceed 5% of the issued and outstanding Shares (on a non-diluted basis) at the date of the grant of the Option.

      5.5 The maximum number of Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance to Insiders under any other Share Compensation Arrangement.

      5.6 The maximum number of Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued under the Plan or any other Share Compensation Arrangement over the preceding one year period. The maximum number of Shares which may be issued to any one Insider under the Plan or any other Share Compensation Arrangement within a one year period shall be 5% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued to such Insider under the Plan or any other Share Compensation Arrangement over the preceding one year period.

      5.7 Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in 5.5 and 5.6 above.

      5.8 An Option is personal to the Optionee and is non-transferable and non-assignable, except that the Optionee may transfer an Option to a personal holding corporation or family trust controlled by the Optionee, the shareholders or beneficiaries of which are any combination of the Optionee, the Optionee's spouse, the Optionee's minor children or Optionee's minor grandchildren.

6.    TERMINATION OF POSITION

      6.1 Subject to section 6.2 hereof and to any express resolution passed by the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire in accordance with the terms of the Option.

      6.2 *If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation or the position of Optionee as a Director of the Corporation shall terminate for any reason whatsoever, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee on the following basis:


            REASON FOR                 ACCELERATION OF
            TERMINATION                VESTING                    OPTION EXERCISE
            ------------------------   ----------------------     ----------------------------
            Death                      Immediate full vesting     Earlier of Expiry Date and
                                                                  one year from event

            Termination without        Same                       Earlier of Expiry Date and
            cause                                                 one year from the end of
                                                                  the agreed or otherwise
                                                                  binding severance period

            Retirement at normal       In accordance with the     Earlier of the scheduled
            retirement age             terms of the Options       expiry date of the Option
                                                                  and four years from date
                                                                  upon which Optionee ceases
                                                                  employment with the
                                                                  Corporation

--------
* Amendments to Section 6.2 of the Plan were approved by shareholders effective May 10, 2000. The Section 6.2 reproduced here is the Section as amended on May 10, 2000. This Section applies to all options granted subsequent to that date and all options granted prior to that date where the optionholder has agreed to have the revised Section 6.2 apply to those options. The prior Section 6.2 would continue to apply to options granted prior to May 10, 2000 for which the optionholders have not agreed to have the revisions apply. The prior Section 6.2 that would apply in these circumstances is attached as Schedule "A" to this plan.

            REASON FOR                 ACCELERATION OF
            TERMINATION                VESTING                    OPTION EXERCISE
            ------------------------   ----------------------     ----------------------------
            Early retirement           In accordance with the     Earlier of the scheduled
            required by                terms of the Options       expiry date of the Option
            Corporation                                           and four years from date
                                                                  upon which notice of
                                                                  dismissal or termination
                                                                  of employment is provided
                                                                  to the Optionee by the
                                                                  Corporation.


            Early retirement at        In accordance with the     Earlier of the scheduled
            the election of Optionee   terms of the Options       expiry date of the Option
            upon Optionee attaining                               and four years from date
            both age 55 and 20 years                              upon which Optionee ceases
            or more of service with                               employment with the
            the Corporation or                                    Corporation
            predecessor companies

            Resignation                In accordance with terms   Earlier of Expiry Date and
                                       of the Options             60 days from event

            Termination with cause     Same                       Same
            or any other termination

            DIRECTORS

            Death                      Immediate full vesting     Earlier of Expiry Date and
                                                                  one year from event

            Retirement in accordance   In accordance with the     Earlier of the scheduled
            with the Corporation's     terms of the Options       expiry date of the Option
            rules respecting                                      and four years from date
            retirement age for                                    upon which Director ceases
            Directors                                             to hold office


            REASON FOR                 ACCELERATION OF
            TERMINATION                VESTING                    OPTION EXERCISE
            ------------------------   ----------------------     ----------------------------
            Not renominated or         In accordance with the     Earlier of the scheduled
            re-elected                 terms of the Options       expiry date of the Option
                                                                  and four years from the
                                                                  date upon which Director
                                                                  ceases to hold office

            Resignation                In accordance with terms   Earlier of Expiry Date and
                                       of the Options             60 days from event

            Any other termination      Same                       Same
            or removal


      6.3 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed on a full-time basis by, or continues to be a director or officer of, the Corporation or any Subsidiary.

7.    EXERCISE OF OPTIONS

      7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise addressed to the Corporate Secretary specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Exercise Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

      7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

            (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

            (b) the listing of such Shares on any stock exchange on which the Shares may then be listed; and

            (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

8.    CHANGE OF CONTROL AND CERTAIN ADJUSTMENTS

      8.1 If, during the term of the Option, the Corporation shall file articles of arrangement providing that its outstanding Shares are transferred in exchange for securities of another corporation or shall merge into or amalgamate with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for securities of another corporation, the Corporation will make provision that, upon the exercise of any option during its unexpired period after the effective date of such arrangement, merger, amalgamation or sale, the Optionee shall receive such number of securities of the other, continuing or successor corporation in such arrangement, merger or amalgamation or of the shares of the purchasing corporation in such sale as he or she would have received as a result of such arrangement, merger, amalgamation or sale if the Optionee had purchased Shares immediately prior thereto for the same consideration paid on the exercise of the Option and had held such Shares on the effective date of such arrangement, merger, amalgamation or sale. Upon such provision being made, the obligation of the Corporation to the Optionee in respect of the Shares then remaining subject to this option shall terminate and be at an end.

      8.2 If, during the term of this option, a take-over bid (as defined in the Securities Act (Alberta)) which is not exempt from the take-over bid requirements of the Securities Act (Alberta) shall be made for the Shares, the Optionee shall have the right to exercise the Option to purchase all of the Shares optioned which have not previously been purchased under the Option, but such Shares may only be purchased for tender pursuant to such take-over bid. If for any reason such Shares are not so tendered or, if tendered, are not, for any reason, taken up and paid for by the offeror pursuant to the take-over bid, any such Shares so purchased by the Optionee shall be and shall be deemed to be cancelled and returned to the treasury of the Corporation, shall be added back to the number of Shares, if any, remaining unexercised under the Option and upon presentation to the Corporation of share certificates representing such Shares properly endorsed for transfer back to the Corporation, the Corporation shall refund to the Optionee all consideration paid by him in the initial purchase thereof.

      8.3 Appropriate adjustments regarding Options granted or to be granted, in the number of Shares optioned and in the Exercise Price, shall be made by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the shareholders of the Corporation and to acceptance by the Exchange, respectively, if applicable.

9.    AMENDMENT OR DISCONTINUANCE OF PLAN

      9.1 The Board may amend, suspend or discontinue the Plan at any time; provided however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the Exercise Price, change the Exercise Price or take any action that would result in the repricing of any granted Options, amend the provisions of this Section 9.1, nor can the Board, without the consent of the Optionee, alter or impair in any other way, any Option previously granted to an Optionee under the Plan.

      9.2 No amendment, suspension or discontinuance of the Plan may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to.

10.   ACCOUNTS AND STATEMENTS

      10.1 The Corporation shall maintain records of the details of each Option granted to each Optionee under the Plan. Upon request therefor from an Optionee and at such other times as the Corporation shall determine, the Corporation shall furnish the Optionee with a statement setting forth details of his Options. Such statement shall be deemed to have been accepted by the Optionee as correct unless written notice to the contrary is given to the Corporation within 10 days after such statement is given to the Optionee.

11.   NOTICES

      11.1 Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him shall be given by:

            (i) delivering it personally to the Optionee or the person claiming or deriving rights to him, as the case may be; or

            (ii) mailing it, postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Optionee in the Corporation's or the Subsidiary's (as the case may be) personnel records.

      11.2 Any payment, notice, statement, certificate or instrument required or permitted to be given to the Corporation shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Corporation at the following address:

                  Agrium Inc.
                  13131 Lake Fraser Drive S.E.
                  Calgary, Alberta
                  T2J 7E8

                  Attention: Corporate Secretary

      11.3 Any payment, notice, statement, certificate or instrument referred to in Sections 11.1 or (ii), if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

12.   MISCELLANEOUS

      12.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan and the issuance of the Shares by the Corporation.

      12.2 Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or affect in any way the right of the Corporation or any such Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

      12.3 To the extent required by law or regulatory policy necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Corporation shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

13.   SHAREHOLDER AND REGULATORY APPROVAL

      13.1 The Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation in accordance with the Canada Business Corporations Act and to acceptance by the Exchange. Any Options granted under this Plan prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

14.   TRANSITION

      14.1 A stock option agreement entered into pursuant to the provisions of the Corporation's stock option plan dated March 1, 1993, (the "Prior Plan"), that remains outstanding on the effective date of this Plan shall, with the written consent of the Optionee party thereto, continue in full force and effect under the term of this Plan. If such written consent is not obtained from such Optionee, such stock option agreement shall continue in full force and effect under the terms of the Prior Plan.

      14.2 Subject to the foregoing, the Prior Plan shall be rescinded on the effective date of this Plan.

15.   GENERAL

      15.1 This Plan shall be construed and interpreted in accordance with the laws of Alberta.

      15.2 If any provision of this Plan is determined to be void, the remaining provisions shall be binding as though the void parts were deleted.

                                  SCHEDULE "A"

      [THE FOLLOWING IS THE VERSION OF SECTION 6.2 THAT APPLIES TO OPTIONS GRANTED PRIOR TO MAY 10, 2000 WHERE THE OPTIONHOLDER HAS NOT AGREED TO HAVE THE AMENDMENTS ENACTED ON THAT DATE APPLY TO THE OPTIONS GRANTED PRIOR TO MAY 10, 2000.]

      6.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation or the position of Optionee as a Director of the Corporation shall terminate for any reason whatsoever, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee on the following basis:



            REASON FOR                 ACCELERATION OF
            TERMINATION                VESTING                    OPTION EXERCISE
            ------------------------   ----------------------     ----------------------------
            Death                      Immediate full vesting     Earlier of Expiry Date and
                                                                  one year from event


            Retirement at normal       Same                       Same
            retirement age

            Early retirement           Same                       Same
            required by
            Corporation


            Termination without        Same                       Earlier of Expiry Date and
            cause                                                 one year from the end of
                                                                  the agreed or otherwise
                                                                  binding severance period

            Resignation                In accordance with terms   Earlier of Expiry Date and
                                       of the Options             60 days from event

            Termination with cause     Same                       Same
            or any other termination

            DIRECTORS

            Death                      Immediate full vesting     Earlier of Expiry Date and
                                                                  one year from event

            REASON FOR                 ACCELERATION OF
            TERMINATION                VESTING                    OPTION EXERCISE
            ------------------------   ----------------------     ----------------------------
            Retirement in accordance   Same                       Same
            with the Corporation's
            rules respecting
            retirement age for
            Directors

            Not renominated or         Same                       Earlier of Expiry Date
            re-elected                                            or one year following
                                                                  the date the Director
                                                                  ceases to hold office

            Resignation                In accordance with terms   Earlier of Expiry Date and
                                       of the Options             60 days from event

            Any other termination      Same                       Same
            or removal